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                                                                   EXHIBIT 10.18

                                  AMENDMENT TO
                       THE AMENDED AND RESTATED LABOR POOL
                                    AGREEMENT

      This Amendment to the AMENDED AND RESTATED LABOR POOL AGREEMENT ("Labor Pool Agreement"), by and between KLEINKNECHT ELECTRIC COMPANY, INC. (NY) ("KEC-NY"), of 940 Eighth Avenue, New York, NY 10014, and IPC INFORMATION SYSTEMS, INC., now IPC INFORMATION SYSTEMS, LLC ("IPC") of 88 Pine Street, New York, NY 10005, is entered into this 15th day of June, 2004.

      WHEREAS, KEC-NY and IPC are signatories to the Labor Pool Agreement under which KEC-NY and IPC continue to employ workers represented by Local 3 and Local 3 (White Plains) (the "Unions") on a pooled basis under the terms of KEC-NY's current collective bargaining agreement(s) with the Unions; and

      WHEREAS, some of the said workers perform services for IPC in connection with the ITS Division of IPC, certain assets of which are to be sold (the "Sold Operations"); and

      WHEREAS, the purchaser of those assets, and any successor or assign thereof ("I.T.S. Holdings, LLC"), desires to enter into a temporary subcontracting arrangement with IPC for the provision, by IPC, of workers to service the Sold Operations; and

      WHEREAS, KEC-NY and the Unions have agreed to the above-described arrangements; and

      WHEREAS, the parties desire to memorialize these modifications to the Labor Pool Agreement;

      NOW THEREFORE, the parties agree as follows:

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      1. IPC may continue to employ workers on a pooled basis under the terms of the Labor Pool Agreement for any purpose within the contemplation of such agreement and, additionally, in order to provide the services of pooled employees to I.T.S. Holdings, LLC in connection with the Sold Operations (the "Subcontracting Arrangement"). The Subcontracting Arrangement shall be upon such terms as IPC and I.T.S. Holdings, LLC may mutually agree that are consistent with the Labor Pool Agreement, provided, however, the duration of the Subcontracting Arrangement shall be for a period of twelve months, commencing with the first day of the month next following the closing of the purchase of the assets of the Sold Operations ("Subcontracting Period"). IPC may terminate the Subcontracting Arrangement prior to the end of the Subcontracting Period on 90 days written notice. In such event, IPC shall continue to remit the monthly fees to KEC-NY pursuant to paragraph 4(b) of the Labor Pool Agreement in respect of the Sold Operations for the balance of the Subcontracting Period, following which the provisions of paragraph 3 hereof shall apply. KEC-NY represents that upon the termination of the Subcontracting Arrangement, it intends to use the pooled employees from the Subcontracting Arrangement for its own operations.

      2. KEC-NY represents and warrants that the Unions have consented to the arrangement described in paragraph 1 hereof. This representation is included under KEC-NY's indemnification obligations set forth in paragraph 9 of the Labor Pool Agreement.

      3. Effective upon termination of the Subcontracting Period, the monthly fees payable to KEC-NY by IPC pursuant to paragraph 4(b) of the Labor Pool Agreement shall be reduced by sixty percent (60%).

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      4. Effective upon termination of the Subcontracting Period, the standby letter of credit described in Paragraph 5 of the Labor Pool Agreement shall be reduced to the aggregate amount of $1 million.

      5. Paragraph 10 of the Labor Pool Agreement is hereby deleted in its entirety and shall be without further force and effect.

      6. IPC waives any right to terminate under Paragraph 14 of the Labor Pool Agreement with respect to the May 2004 Collective Bargaining Agreement.

      7. The effective date of this Amendment shall be the closing date of the sale of the Sold Operations, or, July 1, 2004, whichever occurs first.

      8. Except as herein provided, the terms of the Labor Pool Agreement shall remain unmodified.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers the day and year first above written.

                                  KLEINKNECHT ELECTRIC COMPANY, INC. (NY)

                                  By: /s/ Richard P. Kleinknecht
                                      ------------------------------------------
                                      Richard P. Kleinknecht, President

                                  IPC INFORMATION SYSTEMS, LLC

                                  By: /s/ Anthony Scimeca
                                      ------------------------------------------
                                      Anthony Scimeca, Vice President

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